UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  April 15, 2015

Sanchez Production Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Class A Preferred Unit Purchase Agreement

A description of the Preferred Unit Purchase Agreement is included in Item 3.02 below and incorporated herein by reference.

Class A Preferred Unit Registration Rights Agreement

On April 15, 2015, Sanchez Production Partners LP (the “Partnership”) entered into a Registration Rights Agreement (the “Class A Preferred Registration Rights Agreement”) with the Purchasers (defined below in Item 3.02) relating to the registered resale of Common Units of the Partnership issuable upon conversion of the Class A Preferred Units (described below in Item 3.02).  Pursuant to the Class A Preferred Registration Rights Agreement, with respect to Common Units issuable upon conversion of the Class A Preferred Units, the Partnership has agreed to (i) prepare and file a registration statement (the “Common Unit Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), within 120 days following the closing date and (ii) cause the Common Unit Registration Statement to be declared effective no later than 180 days after the initial filing thereof (the “Target Effective Date”).

If the Common Unit Registration Statement is not declared effective prior to the Target Effective Date, the Partnership will pay liquidated damages to each holder of converted Common Units at the rate of 0.25% of the Liquidated Damages Multiplier (as defined in the Class A Preferred Registration Rights Agreement) per 30 day period, that shall accrue daily, for the first 60 days following such Target Effective Date, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30 day period, that shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30 day period.

In certain circumstances, the Purchasers will have piggyback registration rights as described in the Class A Preferred Registration Rights Agreement.

The foregoing description of the Class A Preferred Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities.

Issuance of Class A Preferred Units

On April 15, 2015, the Partnership entered into a Class A Preferred Unit Purchase Agreement (the “Preferred Unit Purchase Agreement”) with the purchasers named on Schedule A thereto (collectively, the “Purchasers”), pursuant to which the Partnership sold, and the Purchasers purchased, 234,375 of the Partnership’s newly created Class A Preferred Units (the “Class A Preferred Units”) in a privately negotiated transaction (the “Private Placement”) for an aggregate cash purchase price of $1.60 per Class A Preferred Unit resulting in gross proceeds to the Partnership of $375,000.  The Partnership will use the proceeds for general working capital purposes.

The issuance of the Class A Preferred Units pursuant to the Preferred Unit Purchase Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof. The Preferred Unit Purchase Agreement contains customary representations and warranties by the Partnership and the Purchasers, and the parties have agreed to indemnify each other for losses resulting from the other party’s breach of any representations, warranties or covenants.

The foregoing description of the Preferred Unit Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

1

Exhibit Number		Description

4.1		Registration Rights Agreement, dated as of April 15, 2015, between Sanchez Production Partners LP and the purchasers named therein
10.1		Class A Preferred Unit Purchase Agreement, dated as of April 15, 2015, between Sanchez Production Partners LP and the purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ PRODUCTION PARTNERS LP By: Sanchez Production Partners GP LLC, its general partner

Date: April 15, 2015	By:	/s/ Charles C. Ward
Charles C. Ward Chief Financial Officer and Secretary

EXHIBIT INDEX

1

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of April 15, 2015, between Sanchez Production Partners LP and the purchasers named therein
10.1	Class A Preferred Unit Purchase Agreement, dated as of April 15, 2015, between Sanchez Production Partners LP and the purchasers named therein